UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2012

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On October 29, 2012, Orthofix International N.V. (the “Company”) issued a press release regarding the status of certain legal matters. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On October 29, 2012, the Company, through its indirect wholly owned subsidiary Blackstone Medical, Inc. (“Blackstone”), entered into a definitive settlement agreement with the U.S. government and a qui tam relator (the “Settlement Agreement”), which Settlement Agreement memorializes the Company’s previously disclosed agreement in principle to resolve the U.S. government’s investigation of Blackstone. As previously announced in February 2012, the Company will pay approximately $32.0 million pursuant to the settlement, all of which will be funded by proceeds received from the escrow fund established in connection with the acquisition of Blackstone in 2006. This final settlement also includes resolution of a qui tam complaint filed against Blackstone and the Company.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by the text of the Settlement Agreement, which is filed herewith as Exhibit 99.2 and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated October 29, 2012.

99.2	Settlement Agreement, entered into on October 29, 2012, among the United States of America, acting through the U.S. Department of Justice and on behalf of the Office of Inspector General of the Department of Health and Human Services; the TRICARE Management Activity, through its General Counsel; the Office of Personnel Management, in its capacity as administrator of the Federal Employees Health Benefits Program; the United States Department of Veteran Affairs; Blackstone Medical, Inc.; and Relator Susan Hutcheson and former co-Relator Philip Brown.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Jeffrey M. Schumm
Jeffrey M. Schumm
Senior Vice President, General Counsel and Corporate Secretary

Date: October 30, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 29, 2012.

99.2	Settlement Agreement, entered into on October 29, 2012, among the United States of America, acting through the U.S. Department of Justice and on behalf of the Office of Inspector General of the Department of Health and Human Services; the TRICARE Management Activity, through its General Counsel; the Office of Personnel Management, in its capacity as administrator of the Federal Employees Health Benefits Program; the United States Department of Veteran Affairs; Blackstone Medical, Inc.; and Relator Susan Hutcheson and former co-Relator Philip Brown.